As filed with the Securities and Exchange Commission on January 24, 2000
                                       Registration No. 333-79563

===========================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        _________________

                        AMENDMENT NO. 4
                               to
                            Form S-3

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                        _________________

                     REYNOLDS METALS COMPANY
     (Exact name of Registrant as specified in its charter)

           Delaware                                   54-0355135
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)
                        _________________

           6601 West Broad Street, Richmond, VA 23230
                         (804) 281-2000
       (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

                        _________________

                     D. MICHAEL JONES, ESQ.
            Senior Vice President and General Counsel
                               and
                      BRENDA A. HART, ESQ.
    Chief Securities/Finance Counsel and Assistant Secretary
                     Reynolds Metals Company
                     6601 West Broad Street
                       Richmond, VA 23230
                         (804) 281-2000
           (Names, addresses, including zip codes, and
 telephone numbers, including area codes, of agents for service)
                       _________________

                            Copy to:
                    Joseph W. Armbrust, Jr., Esq.
                    Brown & Wood LLP
                    One World Trade Center
                    New York, New York  10048-0057
                    _____________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                      Proposed       Proposed
Title of Each                         Maximum        Maximum         Amount of
Class of Securities  Amount to be  Offering Price   Aggregate      Registration
to be Registered     Registered(1)  per Unit(2)   Offering Price(2)   Fee(3)
------------------------------------------------------------------------------
Debt Securities..... $150,000,000      100%       $150,000,000       $41,700
==============================================================================

(1)In United States dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. If any debt securities are issued at an original issue discount, then such greater amount as will result in an aggregate initial offering price of $150,000,000.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the debt securities registered hereunder.

(3)Pursuant to Rule 429(b) under the Securities Act of 1933, the amount of the registration fee does not include $3,125 previously paid to the Commission relating to $12,500,000 of debt securities previously registered pursuant to Registration Statement No. 33-43443, which remained unissued at the close of business on May 27, 1999. If any such previously registered debt securities are offered and sold before the effective date of this Registration Statement, the amount of such debt securities so offered and sold will not be included in a prospectus hereunder.
                        _________________

   This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-43443, which was declared effective on November 5, 1991. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement also constitutes a prospectus for Registration Statement No. 33-43443; the $12,500,000 of debt securities remaining unsold from Registration Statement No. 33-43443 will be combined with the $150,000,000 of debt securities to be registered pursuant to this Registration Statement to enable the Registrant to offer an aggregate amount of $162,500,000 of debt securities pursuant to the combined prospectus.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      Subject to Completion
         Preliminary Prospectus dated January 24, 2000




PROSPECTUS
----------

                          $162,500,000

                             [LOGO]
                            REYNOLDS
                             METALS
                            COMPANY

                         Debt Securities


     By this prospectus, we may offer from time to time up to $162,500,000 of our debt securities. The debt securities may consist of notes, debentures or other evidences of indebtedness.

     We will provide the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     Our principal executive offices are located at 6601 West
Broad Street, Richmond, Virginia 23230 (telephone 804-281-2000).

                         _______________


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.


                         _______________




    The date of this prospectus is                  , 2000.

                        TABLE OF CONTENTS
                        -----------------
                                                       Page
                                                       ----

About this Prospectus ...........................       3

Reynolds Metals Company .........................       3

Recent Developments .............................       3

Where You Can Find More Information .............       5

Use of Proceeds .................................       6

Selected Financial Information ..................       7

Description of Debt Securities ..................       8

United States Taxation ..........................       22

Plan of Distribution ............................       24

Legal Matters ...................................       25

Independent Accountants .........................       25

                      ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Reynolds Metals Company filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, Reynolds may, from time to time, sell debt securities in one or more offerings up to an aggregate initial offering price of $162,500,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the debt securities Reynolds may offer. Each time Reynolds sells debt securities, Reynolds will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in a particular issue of debt securities, you should read this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

                     REYNOLDS METALS COMPANY

     Reynolds Metals Company, a Delaware corporation, is the world's third-largest aluminum producer and the world's leading aluminum foil producer. Reynolds' operations are organized into four market-based, global business units. The units and their principal products are as follows:

     . Base Materials - alumina, carbon products, primary aluminum ingot and billet, and electrical rod

     . Packaging and Consumer - aluminum and plastic packaging and consumer products, including an extensive line of foil, plastic and paper consumer products marketed under the Reynolds name, including Reynolds Wrap Aluminum Foil and Reynolds Plastic Wrap; and printing products

     . Construction and Distribution - architectural construction products and the distribution of a wide variety of aluminum and stainless steel products

     . Transportation - aluminum wheels, heat exchangers and automotive structures

     Reynolds has its principal executive offices at 6601 West
Broad Street, Richmond, Virginia 23230 (telephone number 804-281-
2000).

                       RECENT DEVELOPMENTS

     On August 18, 1999, Reynolds, Alcoa Inc. and RLM Acquisition Corp., a wholly owned subsidiary of Alcoa, entered into an agreement and plan of merger. Under the merger agreement, each outstanding share of Reynolds common stock would be converted into 1.06 shares of Alcoa common stock, and Reynolds would become wholly owned by Alcoa.

     The Boards of Directors of both Reynolds and Alcoa have approved the proposed merger, which is subject to customary conditions, including approval by Reynolds' stockholders and antitrust clearances. A special meeting of Reynolds' stockholders has been scheduled for February 11, 2000 to consider and vote on the merger agreement.

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Alcoa and Reynolds from completing the merger until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and until certain waiting period requirements have been satisfied. Alcoa filed a Hart-Scott-Rodino Premerger Notification and Report Form on August 24, 1999, and Reynolds filed such a Form on August 30, 1999. On September 29, 1999, the Antitrust Division issued a request for additional information and documentary material (a "second request"). Under the applicable provisions of the Hart-Scott-Rodino Act, the merger may not be consummated until the expiration of a statutory waiting period, which expires 20 days after both Alcoa and Reynolds substantially comply with the second request.

     In Europe certain regulations require that Alcoa file a premerger notification form with the Commission of the European Communities prior to consummation of the proposed merger. Alcoa filed such notification on November 18, 1999. This filing began an initial one-month review period in which the European Commission was required to determine whether there are sufficiently "serious doubts" about the proposed merger's compatibility with the common market to require a more complete review. The initial one-month period expired on December 20, 1999, whereupon the European Commission issued a determination that the proposed merger did require a more complete review. The European Commission must complete its investigation and make a final determination with respect to the proposed merger no later than four months after December 20, 1999. Because EU holidays, which have not yet been determined for 2000, automatically extend timetables under the merger regulations, a final determination regarding the proposed merger must be made no later than the first half of May 2000.

     Alcoa and Reynolds have also made filings under the competition laws of Canada, Australia and certain other countries. Alcoa and Reynolds have been advised that the Canadian Competition Bureau has classified this merger as very complex. Its review is expected to be completed by the end of May, 2000.

     The merger agreement contains certain restrictions on the conduct of Reynolds' business before completion of the merger. For example, Reynolds has agreed to operate its business only in the ordinary course, to refrain from taking certain corporate actions without the consent of Alcoa, and not to solicit alternative acquisition proposals. Reynolds' issuance of the debt securities offered by this prospectus is not restricted by the merger agreement.

     Reference is made to the merger agreement, which is incorporated by reference in this prospectus.

     On January 10, 2000, Alcoa announced that its Board of Directors had declared a two-for-one split of Alcoa's common stock, to be distributed on June 9, 2000 to Alcoa shareholders of record on May 26, 2000. The stock split is subject to approval of Alcoa shareholders who must approve an amendment to Alcoa's articles to increase the authorized shares of common stock at Alcoa's annual meeting on May 12, 2000. Shares of Alcoa stock that are issued in the merger will be adjusted, as necessary, to reflect the stock split.

     Reynolds and Alcoa hope to complete the merger in the first half of 2000. However, no assurances can be made that the merger will be completed by then. Even if the merger is completed, Alcoa has not undertaken to guarantee or otherwise become liable for the debt securities offered by Reynolds under this prospectus.

     For additional information about Reynolds and Alcoa, see
"Where You Can Find More Information."

             WHERE YOU CAN FIND MORE INFORMATION

     Reynolds and Alcoa file annual, quarterly and current reports, proxy statements and other information with the SEC.
You may read and copy any such reports, statements or other information filed by either company at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of Alcoa and Reynolds are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Reynolds has filed a registration statement on Form S-3 and related exhibits with the SEC relating to the debt securities described in this prospectus. For further information about Reynolds and the debt securities, you should refer to Reynolds' registration statement and its exhibits. This prospectus provides summaries of the material provisions of certain material contracts and other documents, including the indenture under which the debt securities will be issued and the merger agreement among Alcoa, RLM Acquisition Corp. and Reynolds discussed under "Recent Developments." Because this prospectus may not contain all of the information that you may find important in deciding whether to purchase the debt securities, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC. These documents contain important information about Reynolds, Alcoa and their operations.

REYNOLDS SEC FILING (FILE NO. 1-1430)       PERIOD

Annual Report on Form 10-K as amended
by Amendment No. 1 on Form 10-K/A           Year ended December 31, 1998

Quarterly Report on Form 10-Q as amended
by Amendment No. 1 on Form 10-Q/A           Quarter ended March 31, 1999

Quarterly Report on Form 10-Q               Quarter ended June 30, 1999

Quarterly Report on Form 10-Q               Quarter ended September 30, 1999


Current Reports on Form 8-K                 Filed on March 3, 1999, March 8,
                                            1999, April 1, 1999, May 28, 1999,
                                            June 1, 1999, July 20, 1999,
                                            August 19, 1999, October 20, 1999,
                                            January 18, 2000 and January 19,
                                            2000


ALCOA SEC FILING (FILE NO. 1-3610)          PERIOD

Annual Report on Form 10-K                  Year ended December 31, 1998

Quarterly Report on Form 10-Q               Quarter ended March 31, 1999

Quarterly Report on Form 10-Q               Quarter ended June 30, 1999

Quarterly Report on Form 10-Q               Quarter ended September 30, 1999


Current Reports on Form 8-K                 Filed on January 4, 1999,
                                            January 11, 1999, August
                                            27, 1999, November 12,
                                            1999, January 10, 2000,
                                            January 18, 2000, and
                                            January 20, 2000


     Reynolds is also incorporating by reference additional documents that Reynolds files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date that Reynolds sells all of the debt securities offered by this prospectus.

     Reynolds has supplied all information contained or incorporated by reference in this prospectus relating to Reynolds, and Alcoa has supplied all information contained or incorporated by reference in this prospectus relating to Alcoa. Reynolds and Alcoa will send you the documents incorporated by reference without charge, excluding exhibits to the information that is incorporated by reference, unless the exhibits have been specifically incorporated by reference in this prospectus. Reynolds will also send you a copy of the indenture under which the debt securities will be issued. You may obtain these documents without charge by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

          Reynolds Metals Company            Alcoa Inc.
          6601 West Broad Street             201 Isabella Street
          Richmond, Virginia  23230          Pittsburgh, Pennsylvania  15212
          Attn:  Secretary                   (412) 553-4545
          (804) 281-2812

     You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. We are not offering to sell the debt securities in any jurisdiction where the offer or sale is not permitted.

                         USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities.

     Pending such use, we may invest all or part of the net proceeds in short-term marketable securities.

                 SELECTED FINANCIAL INFORMATION

     The following table summarizes selected financial information relating to Reynolds and its consolidated subsidiaries for the five years ended December 31, 1998 and the nine months ended September 30, 1998 and 1999.

     You should read this information in conjunction with the audited consolidated financial statements and notes contained in Reynolds' annual report on Form 10-K for the year ended December 31, 1998, as amended. See "Where You Can Find More Information." In the opinion of Reynolds' management, the amounts for the nine month periods contain all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results of operations for such periods. The results for the nine month periods are not necessarily indicative of results for a full year.


                                                                  (UNAUDITED)
                                                                  NINE MONTHS
                                                                     ENDED
                           YEARS ENDED DECEMBER 31                SEPTEMBER 30
                         --------------------------------------  --------------
                          1994    1995    1996    1997    1998    1998    1999
                          ----    ----    ----    ----    ----    ----    ----
                         ($ IN MILLIONS EXCEPT PER SHARE AND RATIO AMOUNTS)
STATEMENT OF
OPERATIONS DATA
Revenues................ $5,925  $7,252  $7,016  $6,900  $5,859  $4,479  $3,438
Cost of products sold...  4,950   5,739   5,856   5,658   4,774   3,635   2,856
Selling, general and
 administrative expenses.   376     449     445     406     378     282     254
Depreciation and
 amortization............   341     344     365     368     252     193     179
Interest................    156     172     160     153     114      94      57
Merger-related expenses.      -       -       -       -       -       -      12
Operational restructuring
 effects - net              (88)      -      37      75     144     (11)      -
                          --------------------------------------  -------------
 Total Costs and Expenses 5,735   6,704   6,863   6,660   5,662   4,193   3,358
                          --------------------------------------  -------------
Income before income
 taxes, extraordinary
 loss and cumulative
 effects of accounting
 changes.................   190     548     153     240     197     286      80
Taxes on income..........    68     159      49     104      45      89      19
                          --------------------------------------  -------------
Income before
 extraordinary loss and
 cumulative effects of
 accounting changes......   122     389     104     136     152     197      61
Extraordinary loss.......     -       -       -       -     (63)    (63)      -
Cumulative effects of
 accounting changes......     -       -     (15)      -     (23)    (23)      -
                          --------------------------------------  -------------
Net income............... $ 122   $ 389   $  89  $  136   $  66  $  111  $   61
                         ======================================= ==============

EARNINGS PER SHARE:
BASIC
 Income before
  extraordinary loss
  and cumulative
  effects of accounting
  changes................ $ 1.42  $ 5.60  $ 1.06  $ 1.86  $ 2.18   $2.76  $0.95
 Extraordinary loss......      -       -       -       -   (0.91)  (0.89)     -
 Cumulative effects of
  accounting changes.....      -       -   (0.24)      -   (0.33)  (0.32)     -
                          ---------------------------------------  ------------
 Net income.............. $ 1.42  $ 5.60  $ 0.82  $ 1.86  $ 0.94   $1.55  $0.95
                         ======================================= ==============

DILUTED
 Income before
  extraordinary loss and
  cumulative effects of
  accounting changes....  $ 1.41  $ 5.25  $ 1.06  $ 1.84  $ 2.18   $2.76  $0.95
 Extraordinary loss.....       -       -       -       -   (0.91)  (0.89)     -
 Cumulative effects of
  accounting changes....       -       -   (0.24)      -   (0.33)  (0.32)     -
                          ---------------------------------------  ------------
 Net income.............  $ 1.41  $ 5.25  $ 0.82  $ 1.84  $ 0.94   $1.55  $0.95
                         ======================================= ==============

 Cash dividends declared
  per common share......  $ 1.00  $ 1.20  $ 1.40  $ 1.40  $ 1.40   $1.05  $1.05
                         ======================================= ==============
Ratio of earnings to
 fixed charges..........    2.0x    3.7x    1.6x    2.3x    2.5x    3.6x   2.0x

BALANCE SHEET DATA
Total assets............  $7,461  $7,740  $7,516  $7,226  $6,134  $6,118 $5,968
Long-term debt..........   1,848   1,853   1,793   1,501   1,035     996  1,009
Total stockholders'
 equity.................   2,272   2,617   2,634   2,739   2,194   2,257  2,094

                 DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture, dated as of April 1, 1989, as amended by amendment no. 1 dated as of November 1, 1991, between Reynolds and The Bank of New York, as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     We have summarized the material provisions of the indenture below. This summary is not complete and is subject to and qualified in its entirety by reference to all of the provisions of the indenture, which are incorporated in this prospectus by reference. You should read the indenture for provisions that may be important to you. For your convenience, we have included references to the section numbers of the indenture in this summary. Terms used in this summary have the meanings given to them in the indenture. We have provided the definitions of capitalized terms used in this summary in the section below entitled "Certain Definitions."

GENERAL

     The indenture does not limit the amount of debt securities that Reynolds may issue. The indenture provides that Reynolds may issue debt securities in separate series up to the aggregate amount that it has authorized from time to time for each series.

     The debt securities will be unsecured obligations of Reynolds and will rank equally with all other unsecured and unsubordinated debt of Reynolds.

TERMS

     The applicable prospectus supplement (including any pricing supplement) will describe the specific terms of the series of debt securities offered by such supplement, including (where applicable):

     . the title of the debt securities;

     . any limit on the aggregate principal amount of the debt securities offered;

     . whether the debt securities are to be issuable as registered securities, bearer securities or both;

     . whether any of the debt securities are to be issuable initially in temporary global form;

     . whether any of the debt securities are to be issuable in permanent global form with or without coupons;

     . whether beneficial owners of interests in any permanent global security may exchange interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture;

     . the name of the common depositary or the U.S. depositary with respect to any permanent global security;

     . the person to whom any interest on any registered security will be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such interest;

     . the manner in which, or the person to whom, any interest on any bearer security will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto;

     . the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

     . the date or dates on which the principal of the debt securities will be payable;

     . the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

     . the interest payment dates on which any interest will be payable;

     . the regular record date for any interest payable on any registered securities on any interest payment date;

     . the place or places where the principal of and any premium and interest on the debt securities will be payable, any registered securities may be surrendered for registration of transfer, debt securities may be surrendered for exchange, and notices to or demands upon Reynolds in respect of the debt securities and the indenture may be served;

     . the periods, prices and terms and conditions upon which any debt securities may be redeemed, in whole or in part, at the option of Reynolds;

     . the obligation, if any, of Reynolds to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of the holder, and the periods, prices and terms and conditions upon which the debt securities will be redeemed or repurchased, in whole or in part, under such obligation;

     . the denominations in which any registered securities will be issuable, if other than $1,000 and any integral multiple thereof; and the denominations in which any bearer securities will be issuable, if other than $5,000;

     . the currency or currencies, including composite currencies, in which payments on the debt securities will be payable, if other than U.S. dollars;

     . if the amount of payments of principal of and any premium or interest on the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

     . the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of such debt securities, if other than the principal amount thereof;

     . whether, and the terms and conditions on which, Reynolds or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such debt securities is to be made in a currency or currencies, including composite currencies, other than that in which such debt securities are stated to be payable; and

     . any special provisions for the payment of additional amounts with respect to the debt securities.

Reynolds may also establish any other terms of the debt securities not inconsistent with the indenture. Therefore, you must read the indenture and the applicable prospectus supplement carefully to understand the terms of any series of debt securities.

     Reynolds may issue debt securities as original issue discount securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity under the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. In addition, if Reynolds denominates any debt securities in currencies other than United States dollars, we will provide you with information on the restrictions, United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

     The indenture does not contain any provisions that may protect the holders of debt securities of any series in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the debt securities. If any such protection is provided for any debt securities, we will describe the applicable provisions in the prospectus supplement or supplements relating to such debt securities.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Unless otherwise indicated in an applicable prospectus supplement, Reynolds will issue each series of debt securities in registered form only, without coupons. The indenture provides, however, that Reynolds may issue debt securities as registered securities, bearer securities or both, and may issue debt securities in temporary or permanent global form. (Sections 201 and 301) See "Global Securities" below. If debt securities of a series are issued as bearer securities, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the applicable prospectus supplement.

     At the option of the holder, subject to the terms of the indenture, registered securities of any series may be exchanged for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

     Holders may present debt securities for exchange, and registered securities for registration of transfer (duly endorsed or with a written instrument of transfer duly executed), at:

     .    the office of the security registrar, or

     . the office of any transfer agent designated by Reynolds for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement.

No service charge will be imposed for any registration of transfer or exchange of debt securities, but Reynolds may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. Such transfer or exchange will be effected upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Reynolds has appointed the trustee as security registrar. (Section 305)

     If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by Reynolds with respect to any series of debt securities, Reynolds may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, Reynolds will be required to maintain a transfer agent in each place where principal and any premium and interest in respect of such series are payable. Reynolds may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

     Upon any redemption of debt securities issued only as registered securities, Reynolds will not be required to:

     . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     . register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part. (Section 305)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent or paying agents designated by Reynolds from time to time, except that, at Reynolds' option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. (Section 201) Payment of any interest due on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such interest. (Section 307)

     Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as Reynolds' paying agent for payments with respect to debt securities which are issuable solely as registered securities. The applicable prospectus supplement will name any other paying agents initially designated by Reynolds for the debt securities offered by such supplement. Reynolds may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, Reynolds will be required to maintain a paying agent in a location designated for such series. (Section 1002)

     All moneys deposited by Reynolds with a paying agent for the payment of principal of and any premium or interest on any debt security which remain unclaimed for two years after such payment has become due and payable will, at Reynolds' request, be repaid to Reynolds. Thereafter, the holder of such debt security or any coupon may look only to Reynolds for payment. (Section 1003)

GLOBAL SECURITIES

     Reynolds may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary or its nominee or as otherwise described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. In addition, if Reynolds issues bearer securities in global form, we will describe the special limitations and restrictions relating to such bearer securities in the applicable prospectus supplement.

     Principal of and any premium and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

RESTRICTIVE COVENANTS

     For the definitions of capitalized words used in the following discussion of the restrictive covenants applicable to the debt securities, please see the section below entitled
"Certain Definitions."

     LIMITATION ON LIENS

     Reynolds may not, nor may it permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Lien securing any Non-Securable Obligations upon any of its Principal Properties or upon any stock or indebtedness of any Subsidiary which owns Principal Properties (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the debt securities of each series then Outstanding (together with, if Reynolds so determines, any other Indebtedness of Reynolds or any such Consolidated Subsidiary then existing or thereafter created which is not subordinate to the debt securities of each series then Outstanding) are secured equally and ratably with (or prior to) such secured Non-Securable Obligations, so long as such secured Non-Securable Obligations are so secured, unless, after giving effect thereto, the aggregate amount of all such secured Non-Securable Obligations plus all Attributable Debt, without duplication, of Reynolds and its Consolidated Subsidiaries in respect of sale and leaseback transactions would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there will be excluded from secured Non-Securable Obligations in any such computation, Non-Securable Obligations secured by:

     (a) any Lien created or incurred by Reynolds or any of its Consolidated Subsidiaries securing obligations owing to:

          . any partnership, joint venture, corporation or other business entity in which Reynolds, directly or indirectly, holds an interest;

          . other persons holding interests in any such entity and their officers, directors, employees and affiliates; or

          . any person engaged in the management of any such entity; provided that:

                             (1) similar Liens have been granted
                 by other persons that hold, or are affiliates of persons that hold, similar interests in such partnership, joint venture, corporation or other business entity securing similar obligations; and

                             (2) such Lien is confined to
                 Reynolds' or any Consolidated Subsidiary's interest in such entity and to assets relating to the operations thereof;

     (b) any Lien on property securing the payment of all or any part of the purchase price of such property; provided the principal amount secured by such Lien does not exceed the purchase price of the property and such Lien comes into existence within 90 days after the acquisition of such property;

     (c) any Lien on assets of a corporation existing at the time such corporation is merged into or consolidated with Reynolds or a Consolidated Subsidiary or becomes a Subsidiary of Reynolds; provided that each such Lien is at all times confined solely to the asset or assets so subject to such Lien immediately prior to such merger, consolidation or becoming a Subsidiary;

     (d) any Lien existing on assets acquired by Reynolds or a Consolidated Subsidiary after April 1, 1989; provided that

          . each such Lien is at all times confined solely to the asset or assets so acquired; and

          . the principal amount of Non-Securable Obligations secured by each such Lien at no time exceeds the cost of the assets in question to Reynolds or the respective Consolidated Subsidiary (including the principal amount of the Non-Securable Obligations secured thereby) whether or not Reynolds or the respective Consolidated Subsidiary has any personal liability with respect to the assets so acquired;

     (e)  any Lien existing on April 1, 1989;

     (f) any Lien on property securing short-term obligations incurred to finance new construction or improvements on such property;

     (g)  any Lien securing obligations of a Consolidated
     Subsidiary owing to Reynolds or to another Consolidated
     Subsidiary;

     (h) any Lien in favor of the United States of America or any state thereof (or any department, agency, instrumentality or political subdivision of the United States of America or any state thereof) in connection with pollution control, industrial revenue bond or similar financings;

     (i) any extension, renewal or replacement of any Lien referred to in the foregoing clauses (a) through (h) so long as

          . the principal amount of obligations secured thereby does not exceed the original principal amount of obligations so secured at the time of such extension, renewal or replacement; and

          . such extension, renewal or replacement is limited to the property secured by the original Lien (plus improvements and construction on such property); and

     (j) statutory Liens (including, without limitation, mechanics' Liens) or Liens arising by operation of law as long as such Liens are either:

          .    inchoate or

          . being contested in good faith by appropriate proceedings promptly initiated and diligently conducted for which adequate reserves are being maintained. (Section 1009)

     LIMITATION ON SALES AND LEASEBACKS

     Reynolds may not, nor may it permit any of its Consolidated Subsidiaries to, enter into any arrangement providing for the leasing by Reynolds or a Consolidated Subsidiary for a period in excess of three years of any Principal Property which has been or is to be sold or transferred more than 180 days after the completion of construction and commencement of full operation thereof, unless:

     .    Reynolds or such Consolidated Subsidiary could create
          Indebtedness secured by a Lien on such Principal Property as provided for above under "Limitation on Liens" in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of each series; or

     . Reynolds or such Consolidated Subsidiary within 180 days after the sale or transfer applies an amount equal to the greater of:

          . the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement; or

          . the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the chairman or a vice chairman of the board of Reynolds, its president, any vice president of Reynolds, its treasurer and its controller)

          to the retirement of Funded Debt of Reynolds or
          such Consolidated Subsidiary (except that no such retirement may be effected by payment at maturity or under any mandatory sinking fund payment or any mandatory prepayment provision); provided that the amount to be applied to the retirement of Funded Debt of Reynolds or such Consolidated Subsidiary will be reduced by:

          . the principal amount of any debt securities delivered within 180 days after such sale to the trustee for retirement and cancellation, and

          . the principal amount of Funded Debt, other than debt securities, voluntarily retired by Reynolds or such Consolidated Subsidiary within 180 days after such sale.

This restriction on sale and leaseback transactions does not apply to any transaction:

     . between Reynolds and a Consolidated Subsidiary or between Consolidated Subsidiaries;

     . involving a lease for a period, including renewals, of three years or less; or

     .    that existed on April 1, 1989.  (Section 1010)

     LIMITATIONS ON CONSOLIDATION, MERGER AND SALE OF ASSETS

     Reynolds may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person unless:

     . the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia and assumes Reynolds' obligations on all the debt securities and under the indenture;

     . after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, would occur and be continuing (see "Events of Default" below); and

     . after giving effect to the transaction, Reynolds or the successor person, as the case may be, would not immediately thereafter have outstanding indebtedness secured by any Lien not permitted by the indenture, or has secured the debt securities issued under the indenture equally and ratably with (or prior to) any indebtedness secured thereby. (Section 801)

CERTAIN DEFINITIONS

     The following are definitions of capitalized words used in this summary. These and other definitions are contained in the indenture to which we refer you.

     "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period will be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

     "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of Reynolds and its Consolidated Subsidiaries, less the following:

     . current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination;

     . reserves for depreciation and other asset valuation reserves;

     . intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet; and

     . appropriate adjustments on account of minority interests of other persons holding stock in any Consolidated Subsidiary of Reynolds.

     "Consolidated Subsidiary" means, at any date, with respect to any person, any Subsidiary or other entity the accounts of which are consolidated with those of such person in the consolidated financial statements of such person as of such date in accordance with generally accepted accounting principles.

     "Funded Debt" means all debt which matures by its terms, or is renewable at the option of any obligor thereon to a date, more than one year after the date of the original issuance of such debt.

     "Guarantee Obligation" means, as to any person, any obligation of such person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the
"primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent,

     . to purchase any such primary obligation or any property constituting direct or indirect security therefor;

     .    to advance or supply funds:

               . for the purchase or payment of any such primary obligation or

               . to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor;

     . to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

     . otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

The term Guarantee Obligation does not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation will be deemed to be an amount equal to the stated or determinable principal amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Reynolds in good faith.

     "Indebtedness" means, as to any person, at a particular date, the sum (without duplication) at such date of:

     . indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such person is liable as obligor;

     . any obligations of such person in respect of acceptances discounted with recourse; and

     . obligations in respect of any letters of credit supporting any of the foregoing.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material Subsidiary" means, at any date, any Consolidated Subsidiary whose total assets, after excluding intercompany accounts, are in excess of 5% of the total assets of Reynolds and its Consolidated Subsidiaries, with any determination being made as at the end of the most recently completed fiscal year for which consolidated financial statements have been prepared, except to the extent that on such date the principal financial officers of Reynolds have actual reason to know to the contrary.

     "Non-Securable Obligations" means

     .    Indebtedness;

     .    Guarantee Obligations;

     .    obligations under long-term supply contracts;

     .    obligations under leases;

     . obligations under interest rate, commodity and currency exchange or futures agreements and similar agreements (other than any traded on any exchange);

     . obligations in the nature of accounts payable for goods and services incurred in the ordinary course of business;

     . obligations under settlement or similar agreements entered into in connection with pending, threatened or settled litigation or proceedings; and

     . obligations in respect of Plans subject to the jurisdiction of the Pension Benefit Guaranty Corporation. A "Plan" means at any particular time any employee benefit plan which is covered by the Employee Retirement Income Security Act of 1974 ("ERISA") and in respect of which Reynolds or an entity which is under common control with Reynolds within the meaning of Section 4001 of ERISA is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an employer as defined in
          Section 3(5) of ERISA.

     "Outstanding" when used with respect to debt securities, means, as of the date of determination, all debt securities previously authenticated and delivered under the indenture, except:

     . debt securities previously cancelled by the trustee or delivered to the trustee for cancellation;

     . debt securities for whose payment or redemption money in the necessary amount has been deposited with the trustee or any paying agent (other than Reynolds) in trust or set aside and segregated in trust by Reynolds (if Reynolds acts as its own paying agent) for the holders of such debt securities and any related coupons; provided that if such debt securities are to be redeemed, notice of such redemption has been duly given under the indenture or provision for such notice satisfactory to the trustee has been made; and

     . mutilated, destroyed, lost or stolen debt securities that are due and payable or are about to become due and payable and which have been paid by Reynolds in its discretion in lieu of replacement in accordance with the provisions of the indenture, or debt securities in exchange for or in lieu of which other debt securities have been authenticated and delivered under the indenture, other than debt securities held by a bona fide purchaser in whose hands such debt securities are valid obligations of Reynolds.

     "Principal Property" means

     . any manufacturing, warehousing or distribution facility located within the United States of America (other than its territories and possessions), owned on the date of the indenture or thereafter acquired by Reynolds or any Consolidated Subsidiary and used by Reynolds or any Consolidated Subsidiary in connection with manufacturing operations conducted by any of them;

     . the interest of Reynolds or any of its Subsidiaries in the bauxite and alumina operations and ancillary facilities located in Western Australia known as the Worsley Alumina Project (excluding any such interest arising out of any expansion of capacity of the Worsley Alumina Project after the date of the indenture); and

     . the interest of Reynolds or any of its Subsidiaries in the aluminum smelter and ancillary facilities for the processing, storage, handling and transportation of raw materials and finished goods located at Baie Comeau, Quebec owned on the date of the indenture or thereafter acquired.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Reynolds or by one or more other Subsidiaries, or by Reynolds and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

COVENANT DEFEASANCE

     Under the indenture, Reynolds has the ability to take certain steps to effect a "covenant defeasance." A "covenant defeasance" allows Reynolds to stop complying with specified restrictive covenants contained in the indenture relating to:

     .    maintenance of Reynolds' properties;

     .    maintenance of insurance;

     .    payment of taxes and other claims;

     .    limitations on liens; and

     .    limitations on sale and leaseback transactions.

A "covenant defeasance" also causes certain events specified in the indenture to no longer be deemed an event of default under the indenture.

     To effect a "covenant defeasance," Reynolds must deposit with the trustee in trust for such purpose an amount of money or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates for such payments. Such a trust may only be established if, among other things, Reynolds has delivered to the trustee a legal opinion to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred. (Section 1011)

EVENTS OF DEFAULT

     The following are events of default under the indenture with respect to any debt securities:

     . failure to pay any interest on any debt security of that series when due, continued for 30 days;

     . failure to pay principal of or any premium on any debt security of that series when due;

     . failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

     . failure to perform any other covenant of Reynolds in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in the indenture;

     . default in payment of any indebtedness for money borrowed by Reynolds or a Material Subsidiary with a principal amount then outstanding in excess of $10,000,000 and acceleration of such indebtedness under the terms of the instrument under which such indebtedness is issued or secured if such acceleration is not annulled within 30 days after written notice as provided in the indenture;

     . certain events in bankruptcy, insolvency or reorganization involving Reynolds; and

     . any other event of default provided with respect to debt securities of that series. (Section 501)

     If an event of default under the indenture with respect to debt securities of any series at the time Outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable indemnity. (Sections 601 and 603) Subject to such indemnification and certain other provisions, the holders of a majority in aggregate principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512)

     Reynolds will be required to furnish to the trustee an annual statement as to the performance by Reynolds of certain of its obligations under the indenture and as to any default in such performance. (Section 1012)

MEETINGS, MODIFICATION AND WAIVER

     Reynolds and the trustee may make modifications and amendments of the indenture with the consent of the holders of 66
2/3% in aggregate principal amount of the Outstanding debt securities of each series affected by the modification or amendment. However, Reynolds and the trustee may not make any of the following modifications or amendments without the consent of the holder of each Outstanding debt security affected:

     . change the stated maturity of the principal of, or any installment of principal of or interest on, any such debt security;

     . reduce the principal amount of, or premium or interest on, any such debt security;

     . change any obligation of Reynolds to pay additional amounts except as contemplated by the indenture;

     . reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

     . change the coin or currency in which any such debt security or any premium or interest thereon is payable;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security after the stated maturity or redemption date;

     . reduce the percentage in principal amount of any such Outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

     . reduce the requirements contained in the indenture for quorum or voting;

     . change any obligation of Reynolds to maintain an office or agency in the places and for the purposes required by the indenture; or

     . modify any of the provisions set forth in this paragraph except to increase any such percentage. (Section 902)

     Reynolds may omit in any particular instance to comply with specified covenants in the indenture relating to:

     .    maintenance of Reynolds' properties;

     .    maintenance of insurance;

     .    limitations on liens; or

     .    limitations on sale and leaseback transactions

with respect to the debt securities of any series if before the time for such compliance the holders of 66 2/3% in principal amount of the Outstanding debt securities of such series either waive such compliance in that instance or generally waive compliance with such covenant. (Section 1013)


     In addition, the holders of a majority in principal amount of the Outstanding debt securities of any series may, on behalf of all holders of such debt securities of that series and any coupons appertaining thereto, waive any past default under the indenture with respect to debt securities of that series, except:

     . a default in the payment of the principal of or any premium or interest on any debt security of such series or

     . a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each Outstanding debt security of such series affected. (Section 513)

     In determining whether the holders of the requisite principal amount of the Outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, the following will apply:

     . the principal amount of an original issue discount security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

     . the principal amount of a debt security denominated in other than U.S. dollars will be the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent on the date of original issuance of such debt security of the amount determined as provided above in the preceding clause of such debt security); and

     . debt securities owned by Reynolds or any other obligor on the debt securities or any affiliate of Reynolds or of such other obligor will be disregarded and deemed not to be Outstanding. (Section 101)

NOTICES

     Except as otherwise provided in the indenture, notices to holders of debt securities of any series will be given as follows:

     . to holders of registered securities, by mail to the addresses of such holders as they appear in the security register.

     . to holders of bearer securities, by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. (Sections 101 and 106)

TITLE

     Reynolds, the trustee and any agent of Reynolds or the trustee may treat:

     .    the registered owner of any registered security;

     .    the bearer of any bearer security; and

     .    the bearer of any coupon

as the absolute owner thereof (whether or not such debt security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. Title to any bearer securities and any coupons appertaining thereto will pass by delivery. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

     Reynolds will replace any mutilated debt security or a debt security with a mutilated coupon appertaining thereto at the expense of the holder upon surrender of such debt security to the trustee.


     Reynolds will replace debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the debt security and coupons or evidence of the destruction, loss or theft satisfactory to Reynolds and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new debt security in exchange for the debt security to which such coupon appertains.

     In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and Reynolds may be required at the expense of the holder of such debt security or coupon before a replacement debt security will be issued.
(Section 306)

GOVERNING LAW

     The indenture, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

REGARDING THE TRUSTEE

     Reynolds and its subsidiaries may from time to time maintain lines of credit and have other customary banking and commercial relationships with The Bank of New York, the trustee under the indenture. The Bank of New York serves as trustee under another indenture dated as of April 1, 1993 relating to 6-5/8% Guaranteed Amortizing Notes due July 15, 2002, which are fully and unconditionally guaranteed by Reynolds and on which Canadian Reynolds Metals Company, Ltd. and Reynolds Aluminum Company of Canada, Ltd., wholly owned subsidiaries of Reynolds, are obligors.

                     UNITED STATES TAXATION

     The following is a summary of the material United States federal income tax consequences of the purchase and ownership of debt securities to holders who acquire the debt securities in connection with their original issuance and hold them as capital assets. This summary is based on the opinion of Robert A. Warwick, Esq., Tax Counsel of Reynolds. This summary does not deal with special classes of holders, such as dealers in securities or currencies, persons holding debt securities as a hedge or debt securities that are hedged against currency risks, "United States Holders" (as defined below) whose functional currency is other than U.S. dollars or non-United States Holders.

     Before considering the purchase of any debt securities offered by this prospectus, you should consult your own tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction. The following summary may not apply in all respects to debt securities with special features, and modifications of the treatment described below, including modifications of the timing and amount of inclusions of interest or original issue discount in income, may appear in an applicable prospectus supplement or pricing supplement.

UNITED STATES HOLDERS

     As used in this summary, the term "United States Holder" means a beneficial owner of a debt security that is for United
States federal income tax purposes:

  .  a citizen or resident of the United States;

  . a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

  . an estate whose income is subject to United States federal income tax regardless of its source; or

  . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     PAYMENTS OF INTEREST. Interest on a debt security, other than interest that is taxable under Internal Revenue Code of 1986 ("Code") rules dealing with original issue discount or market discount, will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the United States Holder's method of accounting for tax purposes.

     PURCHASE, SALE AND RETIREMENT OF THE DEBT SECURITIES. A United States Holder's tax basis in a debt security which is not an original issue discount security will be its U.S. dollar cost. A United States Holder will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and its tax basis in the debt security. To the extent the amount received upon sale or retirement of a debt security represents accrued interest, the United States Holder will treat such amount as interest income as described above in "Payments of Interest." Except in the case of certain original issue discount securities, gain or loss recognized on the sale or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if the debt security was held for more than one year.

     ORIGINAL ISSUE DISCOUNT SECURITIES. Under the Code, if debt securities having a maturity of more than one year from their date of issue are issued at an original issue discount, United States Holders generally will be required to include such original issue discount in gross income for United States federal income tax purposes before receiving cash attributable to such income. Special rules would apply to debt securities having a maturity of less than one year issued at an original issue discount. If Reynolds issues original issue discount securities, a description of the then applicable rules governing the determination and United States federal income taxation of such original issue discount will be set forth in an applicable prospectus supplement.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of principal, premium, if any, and interest, if any, made within the United States by Reynolds or any of its paying agents, and the accrual of original issue discount are generally subject to information reporting with respect to non-corporate United States Holders. "Backup withholding" at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

                      PLAN OF DISTRIBUTION

     Reynolds may sell the debt securities offered by this prospectus:

     .    through underwriters or dealers,
     .    through agents, or
     .    directly to purchasers.

     The distribution of the debt securities offered by this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Underwriters, dealers and agents that participate in the distribution of the debt securities offered by this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from Reynolds and any profit on the resale of the offered debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

     The prospectus supplement with respect to each series of debt securities will set forth:

     . the terms of the offering of the debt securities of such series, including the name or names of any underwriters or agents;

     . the purchase price and the proceeds to Reynolds from such sale;

     . any discounts and commissions to be allowed or paid to the underwriters or agents and other items constituting underwriting compensation; and

     . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If so indicated in an applicable prospectus supplement, Reynolds will authorize underwriters or agents to solicit offers by certain types of institutions to purchase debt securities from Reynolds under contracts that provide for payment and delivery on a future date. Reynolds must approve all institutions, but they may include, among others:

     .    commercial and savings banks;
     .    insurance companies;
     .    pension funds;
     .    investment companies; and
     .    educational and charitable institutions.

The institutional purchaser's obligations under the contract will only be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern the purchaser. The underwriters and agents will not be responsible for the validity or performance of the contracts.

     Reynolds may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

     Each underwriter, dealer and agent that participates in the distribution of any debt securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, debt securities in bearer form in the United States or to United States persons (other than qualifying financial institutions and certain persons acquiring through qualifying financial institutions), in connection with the original issuance of the debt securities.

     The debt securities may not be offered or sold directly or indirectly in Great Britain other than to persons whose ordinary business it is to buy or sell shares or debentures (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985). This prospectus and any prospectus supplement or any other offering material relating to the debt securities may not be distributed in or from Great Britain other than to persons whose business involves the acquisition and disposal, or the holding, of securities whether as principal or as agent.

     When Reynolds issues the debt securities offered by this prospectus, they may be a new issue of securities without an established trading market. If Reynolds sells a debt security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that debt security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, Reynolds cannot give any assurances concerning the liquidity of or the trading market for any debt securities offered by this prospectus.

     Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for, Reynolds or its subsidiaries in the ordinary course of business.

                          LEGAL MATTERS

     The validity of the debt securities offered by this prospectus will be passed upon for Reynolds by D. Michael Jones, Esq., Senior Vice President and General Counsel of Reynolds. Mr. Jones is paid a salary by Reynolds and is a participant in various employee benefit plans offered to Reynolds' employees. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

     Robert A. Warwick, Esq., in his capacity as Tax Counsel of
Reynolds, is paid a salary by Reynolds and is a participant in various employee benefit plans offered to Reynolds' employees.

                   INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements included in Reynolds' Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus. The Reynolds consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Alcoa as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, 1997 and 1996, incorporated in this prospectus by reference to the Alcoa Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the audit report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of Alcoa for the three-month, six-month and nine-month periods ended March 31, 1999 and 1998, June 30, 1999 and 1998 and September 30, 1999 and 1998, respectively, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for the review of such information. However, their separate reports dated April 7, 1999, July 7, 1999 and October 6, 1999 incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Registrant estimates that expenses in connection with the offering described in this Registration Statement, other than any underwriting discounts and commissions, will be as follows:

    Securities and Exchange Commission Registration Fee...  $41,700
    Legal Fees and Expenses...............................   60,000
    Accounting Fees.......................................   20,000
    Trustee Fees and Expenses.............................    6,000
    Blue Sky Fees and Expenses............................    3,000
    Rating Agency Fees....................................   62,750
    Printing Expenses.....................................   20,000
    Miscellaneous.........................................    5,000
                                                           --------
         Total............................................ $218,450
                                                           ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware empowers the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

    Article X of the By-Laws of the Registrant incorporates substantially the provisions of Section 145 of the General Corporation Law of the State of Delaware and requires the Registrant to indemnify any director, officer or employee of the Registrant to the full extent of its powers as described above. The Registrant has also entered into indemnification agreements with each of its directors and officers. The rights conferred thereunder include the indemnification rights under Article X of the Registrant's By-Laws. In addition, the agreements provide, among other things, for indemnification coverage as a non-party participant in a covered proceeding, indemnification of expenses incurred as a witness, payment of expenses incurred in enforcing the agreement, and contribution rights (to the extent permitted by law) in circumstances where indemnification is not available; and require the Registrant to observe specified procedures, within set time limits, when indemnification or advancement of expenses is requested. Article

XI of the Registrant's Restated Certificate of Incorporation limits the personal liability of directors to the Registrant or its shareholders for monetary damages for certain breaches of fiduciary duty.

    The Registrant has placed in effect insurance indemnifying against certain liabilities that could arise from acts (or omissions to act) of officers and directors.

    The underwriting and distribution agreements filed or to be filed or incorporated by reference as exhibits to the Registration Statement contain or will contain provisions regarding indemnification of the Registrant's directors and officers and persons, if any, controlling the Registrant within the meaning of the Securities Act of 1933 against certain liabilities, including civil liabilities under the Securities Act of 1933 and contribution in circumstances where indemnification is not available.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

  *1.1 Underwriting Agreement dated June 6, 1989 (the
       "Underwriting Agreement").  (File No. 001-01430, Form 8-K
       Report dated June 14, 1989, Exhibit 1)

  *1.2 Amendment No. 1 dated February 9, 1990 to the
       Underwriting Agreement.  (File No. 001-01430, Form 8-K
       Report dated February 22, 1990, Exhibit 1(a))

  *1.3 Amendment No. 2 dated August 12, 1991 to the
       Underwriting Agreement.  (File No. 001-01430, Form 8-K
       Report dated August 16, 1991, Exhibit 1(a))

 **1.4 Form of Distribution Agreement relating to Medium-
       Term Notes

    *2 Agreement and Plan of Merger, dated as of August 18,
       1999, among Alcoa Inc., RLM Acquisition Corp. and
       Reynolds Metals Company.  (File No. 001-01430, Form 8-K
       Report dated August 19, 1999, Exhibit 99.1)

  *4.1 Restated Certificate of Incorporation, as amended to the date hereof. (File No. 001-01430, 1998 Form 10-K
       Report, Exhibit 3.1)

  *4.2 By-Laws, as amended to the date hereof.  (File No.
       001-01430, 1998 Form 10-K Report, Exhibit 3.2)

  *4.3 Indenture dated as of April 1, 1989 (the "Indenture") between Reynolds Metals Company and The Bank of New York, as Trustee, relating to debt securities. (File No. 001-01430, Form 10-Q Report for the Quarter Ended March 31, 1989, Exhibit 4(c))

  *4.4 Amendment No. 1 dated as of November 1, 1991 to the
       Indenture.  (File No. 001-01430, 1991 Form 10-K Report,
       Exhibit 4.4)

______________
*   Incorporated by reference
** To be filed by amendment or as an exhibit to a document to be incorporated by reference in the Registration Statement.

  *4.5 Rights Agreement dated as of March 8, 1999 between
       Reynolds Metals Company and ChaseMellon Shareholder Services, L.L.C. (File No. 001-01430, Form 8-K Report dated March 8, 1999, pertaining to Preferred Stock Purchase Rights, Exhibit 4.1)

  *4.6 Form of Fixed Rate Medium-Term Note.  (Registration
       Statement No. 33-30882 on Form S-3, dated August 31,
       1989, Exhibit 4.3)

  *4.7 Form of Floating Rate Medium-Term Note.
       (Registration Statement No. 33-30882 on Form S-3, dated
       August 31, 1989, Exhibit 4.4)

  *4.8 Form of Book-Entry Fixed Rate Medium-Term Note.
       (File No. 001-01430, 1991 Form 10-K Report, Exhibit 4.15)

  *4.9 Form of Book-Entry Floating Rate Medium-Term Note.
       (File No. 001-01430, 1991 Form 10-K Report, Exhibit 4.16)

 *4.10 Form of 9% Debenture due August 15, 2003.  (File No.
       001-01430, Form 8-K Report dated August 16, 1991, Exhibit
       4(a))

  ***5 Opinion of D. Michael Jones, Esq., Senior Vice
       President and General Counsel

  ***8 Opinion of Robert A. Warwick, Esq., Tax Counsel

 ***12 Statement re Computation of Ratios of Earnings to
       Fixed Charges

  23.1 Consent of Ernst & Young LLP

  23.2 Consent of PricewaterhouseCoopers LLP

  23.3 Awareness letter of PricewaterhouseCoopers LLP

  23.4 The consent of D. Michael Jones, Esq. is contained in his opinion. See Exhibit 5 hereto.

  23.5 The consent of Robert A. Warwick, Esq. is contained in his opinion. See Exhibit 8 hereto.

 ***24 Powers of Attorney

 ***25 Statement of Eligibility on Form T-1 under the Trust
       Indenture Act of 1939 of The Bank of New York Designated to Act as Trustee under the Indenture

______________
*   Incorporated by reference
*** Previously filed

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

        (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 24th day of January, 2000.

                                   REYNOLDS METALS COMPANY



                                   By JEREMIAH J. SHEEHAN
                                      --------------------------
                                      Jeremiah J. Sheehan
                                      Chairman of the Board and
                                      Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities indicated, on January 24, 2000.



    WILLIAM E. LEAHEY, JR.           JEREMIAH J. SHEEHAN
  ------------------------------   ----------------------------------
    William E. Leahey, Jr.,          Jeremiah J. Sheehan, Director,
    Executive Vice President and       Chairman of the Board and
    Chief Financial Officer            Chief Executive Officer
    (Principal Financial Officer)      (Principal Executive Officer)



  * PATRICIA C. BARRON              * JOHN R. HALL
  ------------------------------   ----------------------------------
    Patricia C. Barron, Director      John R. Hall, Director



  * Robert L. Hintz                 * William H. Joyce
  ------------------------------   ----------------------------------
    Robert L. Hintz, Director         William H. Joyce, Director



  * Mylle Bell Mangum               * D. Larry Moore
  ------------------------------   ----------------------------------
    Mylle Bell Mangum, Director       D. Larry Moore, Director



  * Randolph N. Reynolds            * James M. Ringler
  ------------------------------   ----------------------------------
    Randolph N. Reynolds, Director    James  M.  Ringler, Director

  * Samuel C. Scott, III            * Joe B. Wyatt
  ------------------------------   ----------------------------------
    Samuel C. Scott, III, Director    Joe B. Wyatt, Director



   ALLEN M. EAREHART
  ------------------------------
   Allen M. Earehart,
   Senior Vice President and Controller
   (Principal Accounting Officer)



*By  D. MICHAEL JONES
    ------------------------------
     D. Michael Jones, Attorney-in-Fact

                         EXHIBIT INDEX


  *1.1 Underwriting Agreement dated June 6, 1989 (the
       "Underwriting Agreement").  (File No. 001-01430, Form 8-K
       Report dated June 14, 1989, Exhibit 1)

  *1.2 Amendment No. 1 dated February 9, 1990 to the
       Underwriting Agreement.  (File No. 001-01430, Form 8-K
       Report dated February 22, 1990, Exhibit 1(a))

  *1.3 Amendment No. 2 dated August 12, 1991 to the
       Underwriting Agreement.  (File No. 001-01430, Form 8-K
       Report dated August 16, 1991, Exhibit 1(a))

    *2 Agreement and Plan of Merger, dated as of August 18,
       1999, among Alcoa Inc., RLM Acquisition Corp. and
       Reynolds Metals Company.  (File No. 001-01430, Form 8-K
       Report dated August 19, 1999, Exhibit 99.1)

 **1.4 Form of Distribution Agreement relating to Medium-
       Term Notes

  *4.1 Restated Certificate of Incorporation, as amended to the date hereof. (File No. 001-01430, 1998 Form 10-K
       Report, Exhibit 3.1)

  *4.2 By-Laws, as amended to the date hereof.  (File No.
       001-01430, 1998 Form 10-K Report, Exhibit 3.2)

  *4.3 Indenture dated as of April 1, 1989 (the "Indenture") between Reynolds Metals Company and The Bank of New York, as Trustee, relating to debt securities. (File No. 001-01430, Form 10-Q Report for the Quarter Ended March 31, 1989, Exhibit 4(c))

  *4.4 Amendment No. 1 dated as of November 1, 1991 to the
       Indenture.  (File No. 001-01430, 1991 Form 10-K Report,
       Exhibit 4.4)

  *4.5 Rights Agreement dated as of March 8, 1999 between
       Reynolds Metals Company and ChaseMellon Shareholder Services, L.L.C. (File No. 001-01430, Form 8-K Report dated March 8, 1999, pertaining to Preferred Stock Purchase Rights, Exhibit 4.1)

  *4.6 Form of Fixed Rate Medium-Term Note.  (Registration
       Statement No. 33-30882 on Form S-3, dated August 31,
       1989, Exhibit 4.3)

  *4.7 Form of Floating Rate Medium-Term Note.
       (Registration Statement No. 33-30882 on Form S-3, dated
       August 31, 1989, Exhibit 4.4)

  *4.8 Form of Book-Entry Fixed Rate Medium-Term Note.
       (File No. 001-01430, 1991 Form 10-K Report, Exhibit 4.15)

  *4.9 Form of Book-Entry Floating Rate Medium-Term Note.
       (File No. 001-01430, 1991 Form 10-K Report, Exhibit 4.16)

------------
*   Incorporated by reference
** To be filed by amendment or as an exhibit to a document to be incorporated by reference in the Registration Statement.

 *4.10 Form of 9% Debenture due August 15, 2003.  (File No.
       001-01430, Form 8-K Report dated August 16, 1991, Exhibit
       4(a))

  ***5 Opinion of D. Michael Jones, Esq., Senior Vice
       President and General Counsel

  ***8 Opinion of Robert A. Warwick, Esq., Tax Counsel

 ***12 Statement re Computation of Ratios of Earnings to
       Fixed Charges

  23.1 Consent of Ernst & Young LLP

  23.2 Consent of PricewaterhouseCoopers LLP

  23.3 Awareness letter of PricewaterhouseCoopers LLP

  23.4 The consent of D. Michael Jones, Esq. is contained in his opinion. See Exhibit 5 hereto.

  23.5 The consent of Robert A. Warwick, Esq. is contained in his opinion. See Exhibit 8 hereto.

 ***24 Powers of Attorney

 ***25 Statement of Eligibility on Form T-1 under the Trust
       Indenture Act of 1939 of The Bank of New York Designated to Act as Trustee under the Indenture

-------------
*   Incorporated by reference
*** Previously filed